UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

PEMSTAR INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-31223	41-1771227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Driectors; Appointment of Principal Officers.

On May 18, 2006, Dr. Claire Bender, MD was appointed to the Company’s Board of Directors. Dr. Bender is Dean of the Mayo School of Health Sciences and a staff physician at the Mayo Clinic in Rochester, Minnesota. Additional biographical details are included in company’s press release filed as an exhibit to this report and incorporated herein by reference.

On May 18, 2006, consistent with prior disclosure in Form 10-Q filed February 9, 2006, Kenneth Hendrickson retired from the Board of Directors. Mr. Hendrickson most recently had been serving as the Lead Independent Director, Chairman of the Governance Committee and Member of the Pricing Committee of the Company’s Board of Directors. Thomas Burton will serve as the Lead Independent Director from May 18, 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibit

99.1      Press release dated May 24, 2006 announcing changes in the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 24, 2006	PEMSTAR INC.

	By:	/s/ Greg S. Lea
Gregory S. Lea, Executive Vice President and Chief Financial Officer